UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

ART’S-WAY MANUFACTURING CO., INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-05131	42-0920725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5556 Highway 9 Armstrong, Iowa	50514
(Address of principal executive offices)	(Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 9, 2008, the Company issued a press release announcing financial results for its quarter ended May 31, 2008. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events

On July 9, 2008, Art’s-Way Manufacturing Co., Inc. issued a press release and a notice to NASDAQ declaring a two-for-one stock split.  The record date for the stock split will be July 23, 2008.  Each shareholder of record at the close of business on July 23, 2008 will receive one additional share for every outstanding share held on the record date, and trading will begin on a split-adjusted basis on July 30, 2008.

                On July 9, 2008, the Company also announced its approval of a cash dividend of $0.06 per share to shareholders of record as of November 15, 2008.  The dividend will be paid on or before November 30, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 9, 2008.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART’S-WAY MANUFACTURING CO., INC.

July 9, 2008	By:	/s/ Carrie L. Majeski
Date		Carrie L. Majeski, President and Chief Executive Officer